As filed with the Securities and Exchange Commission on September 4, 1998

                            Registration No. 33-99110

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 4
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            ThermoSpectra Corporation
               (Exact name of registrant as specified in charter)

      Delaware                                               04-3242970
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification Number)


                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                            ThermoSpectra Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                            ThermoSpectra Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


      This post-effective amendment removes from registration 45,500 shares of ThermoSpectra Corporation's common stock, $.01 par value per share, which remained unsold as of the date of the filing of this post-effective amendment. The registration is hereby terminated.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on this 4th day of September, 1998.

                                 THERMOSPECTRA CORPORATION


                                 By:  /s/ Barry S. Howe
                                      Barry S. Howe
                                      President and Chief Executive Officer


Signature                        Title                         Date
---------                        -----                         ----
                                 Chief Executive Officer,      September 4,
/s/ Barry S. Howe                President and Director        1998
Barry S. Howe                    (Principal Executive Officer)


/s/ John N. Hatsopoulos*         Chief Financial Officer and   September 4,
John N. Hatsopoulos              Senior Vice President         1998
                                 (Principal Financial Officer)

/s/ Paul F. Kelleher*            Chief Accounting Officer      September 4,
Paul F. Kelleher                 (Principal Accounting         1998
                                    Officer)

____________________             Director                      September 4,
Robert E. Finnigan                                             1998

/s/ Elias P. Gyftopoulos*        Director                      September 4,
Elias P. Gyftopoulos                                           1998

/s/ Earl R. Lewis*               Director                      September 4,
Earl R. Lewis                                                  1998

/s/ Theo Melas-Kyriazi*          Director                      September 4,
Theo Melas-Kyriazi                                             1998

/s/ Arvin H. Smith*              Director                      September 4,
Arvin H. Smith                                                 1998

*By: /s/ Seth H. Hoogasian
    Seth H. Hoogasian
    Attorney-in-Fact